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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------

                                   FORM 8-K



                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         November 30, 1995
                                                          -----------------

                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)

        DELAWARE                    0-5751                      95-2594724
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     (State or other             (Commission                   (IRS Employer
     jurisdiction of             File Number)               Identification No.)
     incorporation)

  4350 VON KARMAN AVENUE, SUITE 280, NEWPORT BEACH, CALIFORNIA         92660
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            (Address of principal executive offices)                 (zip code)


                                (714) 798-0460
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             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS
---------------------

         On November 30th, 1995, the Company entered into a Secured Conditional Exchangeable Note Purchase Agreement pursuant to which the Company borrowed the sum of $1,000,000 from Dreyfus Strategic Growth, L.P. (the "Lender"). The Loan was evidenced by the Company's Secured Conditional Exchangeable Promissory Note due June 1, 1996 and bearing interest at the rate of 12% per annum with an additional rate of interest of 2 1/2% per annum in the event of default (the "Note"). The Note provides that upon the adoption of a proposal by the Company's shareholders (the "Proposal") at a Special Meeting held prior to the due date at which the Company is authorized to issue shares of its Common Stock and equity or debt convertible, exercisable or exchangeable for shares of Common Stock in accordance with the Shareholder Approval Policy of the New York Stock Exchange, Inc. that the Note shall cease to be a debt or obligation of the Company and that the Note be paid and/or exchanged for shares of the Company's Common Stock as follows:

         (i) all accrued interest on the Note from the date of issuance of the Note through the date of the approval of the Proposal shall be paid by the Company in cash, and

         (ii) the outstanding principal amount of the Note shall be exchanged by the holder for a number of shares of the Company's Common Stock which number shall be determined by dividing the aggregate amount of outstanding principal by 85% of the closing price for the Company's Common Stock on the New York Stock Exchange on the date of issuance of the Note; provided, however, that the number of shares of Common Stock to be issued to the holder shall not result in the holder owning a number of shares of the Company's Common Stock exceeding 4.9% of the Company's issued and outstanding shares of Common Stock on the Effective Date of the Exchange after giving effect to the number of shares of Common Stock to be issued to the holder. To the extent that the number of shares of Common Stock to be issued to the holder would exceed 4.9%, the amount of principal to be exchanged that would otherwise cause the number of shares of Common Stock to be issued on the exchange to exceed 4.9% shall be paid by the Company in cash at the time of delivery by the certificates representing the shares.

         In the event that the Loan becomes exchanged for shares of Common Stock of the Company, the Company has granted the Lender certain demand and piggyback registration rights in connection with any shares of the Company's Common Stock which it may receive as a result of such exchange.

         In connection with the Note, Trinity Oaks Hospital, Inc. ("Trinity") a wholly owned subsidiary of the Company, issued a deed of trust in favor of the Lender to secure the Note by a lien on certain real property owned by Trinity in the County of Terrant, state of Texas. In addition, CareUnit of Florida, Inc. ("CareUnit") a wholly owned subsidiary of the Company, issued a mortgage in favor of the Lender to secure the Note by a lien on certain real property owned by CareUnit in the County of Duvall, state of Florida.

         The proceeds of the Loan is to be used by the Company for general corporate purposes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

10.71 Secured Conditional Exchangeable Note Purchase Agreement between Dreyfus Strategic Growth, L.P. and the Company dated November 30, 1995.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMPREHENSIVE CARE CORPORATION
                                                 (Registrant)


                                        By:  /s/ Kerri Ruppert
                                             ---------------------------------
                                                 Kerri Ruppert,
                                                 Vice President and Chief
                                                 Accounting Officer (Principal
                                                 Accounting Officer)

Dated:   November 30, 1995



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